UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of The Ensign Group, Inc. (the “Company”) was held on May 26, 2016. The number of issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting was 52,057,238. These shares were issued and outstanding as of April 1, 2016, which was the record date for the Annual Meeting. There were present at the Annual Meeting, either in person or by proxy, 50,135,519 shares of the Company’s common stock. The matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.
The two nominees named below were elected to serve as Class III directors of the board of directors, to serve until the 2019 Annual Meeting, until a successor is elected and qualified, and the voting rights were as follows:

	Votes	Votes
Nominee	For	Against	Abstain(a)

Antoinette T. Hubenette	43,690,051	357,833	3,964
Lee A. Daniels	39,854,310	4,192,874	4,664

(a)	The number of Broker non-votes for each Nominee was 6,083,661. Abstentions and broker non-votes are not counted as a vote caste either “For” or “Against” each nominee’s election.

2. The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
48,438,836	409,860	1,286,813

3. The compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved on an advisory basis, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes(b)
43,084,061	841,669	126,118	6,083,661

(b)
Abstentions were counted as shares entitled to vote and had the same effect as votes against the proposal. Broker non-votes were treated as not entitled to vote for purposes of determining approval of this proposal.

4. The stockholder proposal regarding the issuance of sustainability report, was rejected, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes(c)
13,288,953	22,188,221	8,574,674	6,083,661

(c)
Abstentions were counted as shares entitled to vote and had the same effect as votes against the proposal. Broker non-votes were treated as not entitled to vote for purposes of determining approval of this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: June 1, 2016